EXHIBIT 99.2

FOR IMMEDIATE RELEASE                                    INVESTOR/MEDIA CONTACT:
                                                             DEBORAH LOEB BOHREN
                                                                    212-476-3552


WELLCHOICE, INC. REPORTS
FIRST QUARTER 2004 RESULTS

     o    FIRST QUARTER NET INCOME OF $59.2 MILLION, OR $0.71 PER DILUTED SHARE

     o COMMERCIAL MANAGED CARE MEMBERSHIP, EXCLUDING NYC AND NYS PPO, INCREASED 6.9% SINCE YEAR-END 2003

     o RAISING 2004 EARNINGS GUIDANCE $0.05 FROM A RANGE OF $2.75 - $2.80 PER SHARE TO A RANGE OF $2.81 - $2.85 PER SHARE


New York, NY (April 22, 2004) -- WellChoice, Inc. (NYSE: WC) today reported results for the first quarter ended March 31, 2004.

WellChoice reported net income for the first quarter 2004 of $59.2 million, or $0.71 per diluted share, an increase of 24.6% over the prior year first quarter earnings of $0.57 per diluted share.

"The robust performance of our first full year as a public company has continued into the first quarter of 2004," said Michael A. Stocker, M.D., President and Chief Executive Officer of WellChoice. "We have a trusted brand and significant penetration in a market with high growth potential. We are well positioned in the market with a solid capital base, extensive provider networks, excellent customer service, technological expertise and significant flexibility to offer new products to our expanding base of customers and members."

"Our first quarter 2004 results exceeded our expectations due to both solid enrollment growth and modestly improved medical loss ratios," said John W. Remshard, Senior Vice President and Chief Financial Officer of WellChoice. "Our first quarter performance indicates that the strong fundamentals of our business will produce stronger than expected financial performance in 2004."

Compared to December 31, 2003, enrollment in the Commercial Managed Care segment, excluding New York State and New York City PPO membership, increased by 6.9% as of March 31, 2004. Membership in the entire Commercial Managed Care segment increased by 4.1% to 4,274,000 since December 31, 2003. Membership in the Other Insurance Products and Services segment, which includes indemnity and individual products, declined by 9.4% since December 31, 2003. Total membership at March 31, 2004 was 4,861,000, an increase of 2.3% since December 31, 2003. Self-funded membership grew 8.2% to 1,878,000 as of March 31, 2004, and now accounts for 38.6% of overall membership, an increase of 210 basis points over the prior year-end.

Total revenues for the first quarter 2004 were $1.38 billion compared to $1.29 billion for the first quarter last year. Insured premiums were $1.25 billion compared to $1.17 billion in the first quarter last year. Service fees increased $12.3 million to $121.2 million. The overall medical loss ratio improved by 40 basis points to 85.3% in the first quarter 2004 compared to 85.7% in the first quarter last year. Compared to the prior year first quarter, administrative expense increased by $14.7 million to $224.5 million for the first quarter 2004. Administrative expenses in the first quarter of 2003 did not include $6.6 million of premium taxes enacted retroactively by New York State in May of 2003.

Cash flow from operating activities was $119.5 million for the first quarter 2004. The Company experienced net positive prior period reserve development of $0.3 million for the first quarter 2004 for its prospectively rated business.

EARNINGS OUTLOOK
WellChoice is raising its earnings guidance for 2004. WellChoice now expects 2004 earnings to be in the range of $2.81 to $2.85 per diluted share, based on
83.8 million weighted average shares outstanding. For the second quarter 2004, WellChoice expects earnings to be in the range of $0.68 to $0.72 per diluted share.

ABOUT WELLCHOICE
WellChoice, Inc. is the parent company of the largest health insurer in the State of New York based on PPO and HMO membership. WellChoice, through its Empire Blue Cross Blue Shield subsidiaries, has the exclusive right to use the Blue Cross and Blue Shield names and marks in 10 downstate New York counties and one or both of these names and marks in selected counties in upstate New York. WellChoice offers a broad portfolio of products, including managed care and traditional indemnity products, and has a broad customer base including large group, middle-market and small group, individual, and national accounts. Additional information on WellChoice can be found at www.wellchoice.com.

CONFERENCE CALL AND WEBCAST
The Company will host a conference call and webcast today at 5:30 PM (EST) to review these results, as well as to discuss the outlook for the second quarter 2004. The conference call can be accessed domestically by dialing 1-800-784-3697. International participants dial 1-706-643-1656. Please ask for reference number 6284655, 10 minutes prior to the start of the call. An audio replay of the call will be available for seven days following the conference call. To access the replay, please dial 1-800-642-1687 and enter reference number 6284655. International callers can access the replay by dialing 1-706-645-9291 and enter reference number 6284655.

Investors, analysts and the general public are also invited to listen to the conference call over the Internet by visiting WellChoice's web site at www.wellchoice.com. Financial, statistical and other information related to the conference call will also be available on the site.

Cautionary Statement
Some of the information contained in this press release is forward-looking, including statements relating to future financial or business results. Forward-looking information is based on management's estimates, assumptions and projections and is subject to significant uncertainties and other factors, many of which are beyond the company's control. Important risk factors could cause future results to differ materially from those estimated by management. Those risks and uncertainties include but are not limited to: our ability to accurately predict health care costs and to manage those costs through underwriting criteria, quality initiatives and medical management; product design and negotiation of favorable provider reimbursement rates; our ability to maintain or increase our premium rates; possible reductions in enrollment in our health insurance programs or changes in membership; the regional concentration of our business in the New York metropolitan area and the effects of economic downturns in that region or generally; future bio-terrorist activity or other potential public health epidemics; the impact of health care reform and other regulatory matters; the outcome of litigation; and the potential loss of our New York City account. For a more detailed discussion of these and other important factors that may materially affect WellChoice, please see the company's filings with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in its Annual Report on Form 10-K for the year ended December 31, 2003, and its Quarterly Reports on Form 10-Q for the three months ended March 31, 2004 to be filed with the Commission.

EXHIBIT A
                                WellChoice, Inc.
                                   Membership

                                                                     March 31,              December 31,
(In thousands)                                                   2004          2003              2003
                                                              ----------------------        ------------
PRODUCTS AND SERVICES:
----------------------
  COMMERCIAL MANAGED CARE:
    GROUP PPO, HMO, EPO AND OTHER(1)(2)                         2,459          2,280             2,301
    NEW YORK CITY AND NEW YORK STATE PPO                        1,815          1,803             1,805
                                                              -------        -------           -------
    TOTAL COMMERCIAL MANAGED CARE                               4,274          4,083             4,106
  OTHER INSURANCE PRODUCTS AND SERVICES:
    INDEMNITY                                                     370            505               428
    INDIVIDUAL                                                    217            232               220
                                                              -------        -------           -------
    TOTAL OTHER INSURANCE PRODUCTS AND SERVICES                   587            737               648
                                                              -------        -------           -------
    OVERALL TOTAL                                               4,861          4,820             4,754
                                                              =======        =======           =======

CUSTOMERS:
----------
    LARGE GROUP                                                 2,936          2,919             2,931
    SMALL GROUP AND MIDDLE MARKET                                 448            410               444
    INDIVIDUALS                                                   268            284               269
    NATIONAL ACCOUNTS                                           1,209          1,207             1,110
                                                              -------        -------           -------
    OVERALL TOTAL                                               4,861          4,820             4,754
                                                              =======        =======           =======
FUNDING TYPE:
-------------
  COMMERCIAL MANAGED CARE:
    INSURED                                                     2,640          2,623             2,620
    SELF-FUNDED                                                 1,634          1,460             1,486
                                                              -------        -------           -------
    TOTAL COMMERCIAL MANAGED CARE                               4,274          4,083             4,106
                                                              =======        =======           =======
  OTHER INSURANCE PRODUCTS AND SERVICES:
    INSURED                                                       343            449               398
    SELF-FUNDED                                                   244            288               250
                                                              -------        -------           -------
    TOTAL OTHER INSURANCE PRODUCTS AND SERVICES                   587            737               648
                                                              -------        -------           -------
    OVERALL TOTAL                                               4,861          4,820             4,754
                                                              =======        =======           =======


(1) OUR HMO PRODUCT INCLUDES MEDICARE+CHOICE. AS OF MARCH 31, 2004 AND MARCH 31, 2003 AND DECEMBER 31, 2003, WE HAD APPROXIMATELY 52,000 MEMBERS, 53,000 MEMBERS AND 50,000 MEMBERS, RESPECTIVELY, ENROLLED IN MEDICARE+CHOICE.

(2) "OTHER" PRINCIPALLY CONSISTS OF OUR MEMBERS ENROLLED IN DENTAL ONLY COVERAGE AND INCLUDES POS MEMBERS.

EXHIBIT B
                                 WELLCHOICE INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                                           THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                           2004           2003
                                                                       ----------      ----------
($ in millions, except earnings per share)
REVENUES:
    PREMIUM EARNED                                                       $1,245.6        $1,166.6
    ADMINISTRATIVE SERVICE FEES                                             121.2           108.9
    INVESTMENT INCOME, NET                                                   17.6            16.5
                                                                              0.2             0.1
                                                                       ----------      ----------
TOTAL REVENUE                                                             1,384.6         1,292.1

EXPENSES:
    COST OF BENEFITS PROVIDED                                             1,062.9           999.3
    ADMINISTRATIVE EXPENSES                                                 224.5           209.8
                                                                       ----------      ----------
TOTAL EXPENSES                                                            1,287.4         1,209.1
INCOME BEFORE INCOME TAXES                                                   97.2            83.0
INCOME TAX EXPENSE                                                           38.0            35.3
                                                                       ----------      ----------
 NET INCOME                                                               $  59.2         $  47.7
                                                                       ==========      ==========
BASIC AND DILUTED EARNINGS PER COMMON SHARE                                 $0.71           $0.57
SHARES USED TO COMPUTE EARNINGS PER COMMON SHARE, BASED
 ON WEIGHTED AVERAGE SHARES OUTSTANDING OF                             83,491,767      83,490,478
 ON FULLY DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING OF               83,753,744      83,490,478

ADDITIONAL DATA:
----------------
MEDICAL LOSS RATIO(1)                                                       85.3%           85.7%
ADMINISTRATIVE EXPENSE RATIO(2)(3)                                          16.4%           16.4%


(1) MEDICAL LOSS RATIO REPRESENTS COST OF BENEFITS PROVIDED AS A PERCENTAGE OF PREMIUMS EARNED.

(2) ADMINISTRATIVE EXPENSE RATIO REPRESENTS ADMINISTRATIVE AS A PERCENTAGE OF PREMIUMS EARNED AND ADMINISTRATIVE SERVICE FEES.

(3) AS PRESENTED, OUR ADMINISTRATIVE EXPENSE RATIO DOES NOT TAKE INTO ACCOUNT A SIGNIFICANT PORTION OF OUR ACTIVITY GENERATED BY SELF-FUNDED, OR ASO, BUSINESS, WHICH REPRESENTS APPROXIMATELY 38.6% OF OUR TOTAL MEMBERS. THEREFORE, IN THE FOLLOWING TABLE, WE PROVIDE THE INFORMATION NEEDED TO CALCULATE THE ADMINISTRATIVE EXPENSE RATIO ON A "PREMIUM EQUIVALENT" BASIS BECAUSE THAT RATIO MEASURES ADMINISTRATIVE EXPENSES RELATIVE TO THE ENTIRE VOLUME OF INSURED AND SELF-FUNDED BUSINESS SERVICED BY US AND IS COMMONLY USED IN THE HEALTH INSURANCE INDUSTRY TO COMPARE OPERATING EFFICIENCY AMONG COMPANIES. ADMINISTRATIVE EXPENSE RATIO ON A PREMIUM EQUIVALENT BASIS IS CALCULATED BY DIVIDING ADMINISTRATIVE EXPENSES BY "PREMIUM EQUIVALENTS" FOR THE RELEVANT PERIODS. PREMIUM EQUIVALENTS IS THE SUM OF PREMIUM EARNED, ADMINISTRATIVE SERVICE FEES AND THE AMOUNT OF PAID CLAIMS ATTRIBUTABLE TO OUR SELF-FUNDED BUSINESS PURSUANT TO WHICH WE PROVIDE A RANGE OF CUSTOMER SERVICES, INCLUDING CLAIMS ADMINISTRATION AND BILLING AND MEMBERSHIP SERVICES. CLAIMS PAID FOR OUR SELF-FUNDED HEALTH BUSINESS IS NOT OUR REVENUE. THE PREMIUM EQUIVALENTS FOR THE YEARS INDICATED WERE AS FOLLOWS:
                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                        2004           2003
                                                      ---------     ---------
REVENUE:
Premiums earned                                       $ 1,245.6     $ 1,166.6
Administrative service fees                               121.2         108.9
Claims paid for our self-funded health business           823.7         639.1
                                                      ---------     ----------
Premium equivalents                                   $ 2,190.5     $ 1,914.6
                                                      =========      =========

EXHIBIT C
                                WELLCHOICE, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                                            MARCH 31,          DECEMBER 31,
($ in millions, except share and per share data)                                               2004                 2003
                                                                                               ----                 ----
ASSETS
   INVESTMENTS:
      FIXED MATURITIES, AT FAIR VALUE (AMORTIZED COST: $900.2 AND $1,036.7)                  $909.9              $1,037.2
      MARKETABLE EQUITY SECURITIES, AT FAIR VALUE (COST: $41.0 AND $52.9)                      45.0                  60.4
      SHORT-TERM INVESTMENTS                                                                  232.7                 232.5
      OTHER LONG-TERM EQUITY INVESTMENTS                                                       33.6                  31.7
                                                                                           ---------             ---------
   TOTAL INVESTMENTS                                                                        1,221.2               1,361.8
   CASH AND CASH EQUIVALENTS                                                                  959.2                 697.5
                                                                                           ---------             ---------
   TOTAL INVESTMENTS AND CASH AND CASH EQUIVALENTS                                          2,180.4               2,059.3
   RECEIVABLES:
      BILLED PREMIUMS, NET                                                                     95.2                  92.4
      ACCRUED PREMIUMS                                                                        304.7                 285.8
      OTHER AMOUNTS DUE FROM CUSTOMERS, NET                                                    91.9                 107.1
      MISCELLANEOUS, NET                                                                                             84.1
                                                                                               89.9
   TOTAL RECEIVABLES                                                                          581.7                 569.4
   PROPERTY, EQUIPMENT AND INFORMATION SYSTEMS, NET                                           112.7                 113.5
   DEFERRED TAXES, NET                                                                        197.8                 216.5
   OTHER                                                                                       90.1                  84.3
                                                                                           ---------             ---------
   TOTAL ASSETS                                                                            $3,162.7              $3,043.0
                                                                                           =========             =========
LIABILITIES AND STOCKHOLDERS' EQUITY
   LIABILITIES:
      UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSE                                            $625.7                $609.5
      UNEARNED PREMIUM INCOME                                                                 106.2                 134.2
      ACCOUNTS PAYABLE AND ACCRUED EXPENSES                                                   119.6                 104.5
      GROUP AND OTHER CONTRACT LIABILITIES                                                    301.6                 226.0
      OTHER                                                                                   511.5                 536.5
                                                                                           ---------             ---------
  TOTAL LIABILITIES                                                                         1,664.6               1,610.7
STOCKHOLDERS' EQUITY:
   COMMON STOCK, $0.01 PER SHARE VALUE, 225,000,000 SHARES
      AUTHORIZED; 2004-83,673,822, 2003-83,676,466 SHARES ISSUED AND                            0.8                   0.8
      OUTSTANDING
   CLASS B COMMON STOCK, $0.01 PER SHARE VALUE, ONE SHARE
      AUTHORIZED; ONE SHARE ISSUED AND OUTSTANDING                                                -                     -
   PREFERRED STOCK, $0.01 PER SHARE VALUE, 25,000,000 SHARES
      AUTHORIZED; NONE ISSUED AND OUTSTANDING                                                     -                     -
   ADDITIONAL PAID IN CAPITAL                                                               1,262.1               1,262.2
   RETAINED EARNINGS                                                                          221.8                 162.5
   UNEARNED RESTRICTED STOCK COMPENSATION                                                      (4.8)                 (6.0)
   ACCUMULATED OTHER COMPREHENSIVE INCOME                                                      18.2                  12.8
                                                                                           ---------             ---------
   TOTAL STOCKHOLDERS' EQUITY                                                               1,498.1               1,432.3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                 $3,162.7              $3,043.0
                                                                                           =========             =========

EXHIBIT D
                                WELLCHOICE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                      THREE MONTHS ENDED
                                                                                           MARCH 31,
                                                                                      2004        2003
                                                                                    --------    --------
($ in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
     NET INCOME                                                                       $59.2       $47.7

     ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY
           OPERATING ACTIVITIES:
         DEPRECIATION AND AMORTIZATION                                                  9.6         9.0
         DEFERRED INCOME TAX EXPENSE (BENEFIT)                                         15.5        15.6
         OTHER                                                                         (6.6)       (5.1)
         NET CHANGE IN ASSETS AND LIABILITIES                                          41.8        58.1
                                                                                    --------    --------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                        119.5       125.3
                                                                                    --------    --------


CASH FLOWS FROM INVESTING ACTIVITIES:
     PURCHASES OF PROPERTY, EQUIPMENT AND INFORMATION SYSTEMS                         (10.5)       (7.3)
     PROCEEDS FROM SALE OF PROPERTY, EQUIPMENT AND INFORMATION SYSTEMS                    -         0.2
     PURCHASES OF AVAILABLE FOR SALE INVESTMENTS                                     (242.6)     (503.1)
     PROCEEDS FROM SALES AND MATURITIES OF AVAILABLE FOR SALE INVESTMENTS             396.3       509.1
                                                                                    --------    --------
     NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                              143.2        (1.1)
                                                                                    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     DECREASE IN CAPITAL LEASE OBLIGATIONS                                             (1.0)       (0.8)
                                                                                    --------    --------
     NET CASH USED IN FINANCING ACTIVITIES                                             (1.0)       (0.8)
                                                                                    --------    --------


NET CHANGE IN CASH AND CASH EQUIVALENTS                                               261.7       123.4
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      697.5       487.4
                                                                                    --------    --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                           $959.2      $610.8
                                                                                    ========    ========
SUPPLEMENTAL DISCLOSURE:
INCOME TAXES PAID                                                                     $ 3.8       $ 9.5
                                                                                    ========    ========

EXHIBIT E
                                WELLCHOICE, INC.
                            SEGMENT OPERATING RESULTS

                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                                2004          2003
                                                                           ----------------------------
($ in millions, except earnings per share)
COMMERCIAL MANAGED CARE:
Total revenue                                                               $1,159.0        $1,042.2
Income before income taxes                                                      87.0            78.7
Medical loss ratio:
   Commercial managed care total                                                85.4%           85.4%
   Commercial managed care, excluding New York City and New York State
PPO(1)                                                                          81.6%           82.0%
Administrative expense ratio                                                    14.1%           13.9%

OTHER INSURANCE PRODUCTS AND SERVICES:
Total revenue                                                                 $225.6          $249.9
Income before income taxes                                                      10.2             4.3
Medical loss ratio (2)                                                          84.7%           86.9%
Administrative expense ratio (3)                                                28.4%           27.2%


(1) WE PRESENT COMMERCIAL MANAGED CARE MEDICAL LOSS RATIO, EXCLUDING NEW YORK CITY AND NEW YORK STATE PPO, BECAUSE THESE ACCOUNTS DIFFER FROM OUR STANDARD PPO PRODUCT IN THAT THEY ARE HOSPITAL-ONLY ACCOUNTS WHICH HAVE LOWER PREMIUMS RELATIVE TO ADMINISTRATIVE EXPENSE. THE SIZE OF THESE ACCOUNTS DISTORTS OUR PERFORMANCE WHEN THE TOTAL MEDICAL LOSS RATIOS ARE PRESENTED AND ARE THEREFORE EXCLUDED TO ALLOW FOR A MORE MEANINGFUL COMPARISON WITH OTHER COMPANIES.

(2) MEDICAL LOSS RATIO REPRESENTS COST OF BENEFITS PROVIDED AS A PERCENTAGE OF PREMIUMS EARNED.

(3) ADMINISTRATIVE EXPENSE RATIO REPRESENTS ADMINISTRATIVE EXPENSES AS A PERCENTAGE OF PREMIUMS EARNED AND ADMINISTRATIVE SERVICE FEES.